Exhibit 99.3

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Condensed Financial Statements

June 30, 2011

(Unaudited)

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Condensed Balance Sheet

June 30, 2011

(Unaudited)

Assets
Current assets:
Cash	$2,076,269
Accounts receivable, net of allowance for doubtful accounts and returns of approximately $1,130,000 (note 3)	11,451,801
Inventories	7,120,958
Prepaid expenses and other current assets	332,401
Total current assets	20,981,429
Property and equipment, net	299,558
Other assets	101,630
$21,382,617
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,936,862
Accrued expenses	1,562,462
Accounts receivable financing obligation (note 3)	2,326,711
Due to affiliated company (note 4)	1,089,764
Total current liabilities	10,915,799
Notes payable to stockholders (note 4)	3,017,943
Note payable to bank, net of current portion	41,424
Total liabilities	13,975,166

Commitments and contingencies (note 5)

Stockholder’s equity:
Common stock, no par value. Authorized 100,000 shares; issued and outstanding 20,000 shares	1,805,814
Retained earnings	5,601,637
Total stockholders’ equity	7,407,451
$21,382,617

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Condensed Statements of Income

Six Months Ended June 30, 2011 and 2010

(Unaudited)

	2011	2010
Net sales	$38,398,689	$24,115,848
Cost of sales	15,419,014	9,570,820
Gross profit	22,979,675	14,545,028
Operating expenses	12,532,647	6,889,093
Income from operations	10,447,028	7,655,935
Other expense (income):
Interest expense	211,855	251,967
Other, net	(46,610)	(102,467)
Total other expense (income)	165,245	149,500
Income before provision for taxes	10,281,783	7,506,435
Provision for taxes	162,000	85,000
Net income	$10,119,783	$7,421,435

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Condensed Statements of Stockholders’ Equity

Six Months Ended June 30, 2011 and 2010

(Unaudited)

			Retained
			earnings	Total
	Common stock		(Accumulated	stockholders’
	Shares	Amount	deficit)	equity
Balance, December 31, 2009	20,000	$1,805,814	$(2,933,547)	$(1,127,733)
Net income	—	—	7,421,435	7,421,435
Distributions	—	—	(4,451,889)	(4,451,889)
Balance, June 30, 2010	20,000	$1,805,814	$35,999	$1,841,813

Balance, December 31, 2010	20,000	$1,805,814	$(555,757)	$1,250,057
Net income	—	—	10,119,783	10,119,783
Distributions	—	—	(3,962,389)	(3,962,389)
Balance, June 30, 2011	20,000	$1,805,814	$5,601,637	$7,407,451

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

(A California Subchapter S Corporation)

Condensed Statements of Cash Flows

Six Months Ended June 30, 2011 and 2010

(Unaudited)

	2011	2010
Cash flows from operating activities:
Net income	$10,119,783	$7,421,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of plant and equipment	75,931	72,693
Provision for allowance for doubtful accounts and returns	605,785	482,317
Provision for excess and obsolete inventory	78,311	95,708
Changes in:
Accounts receivable	(7,201,602)	(5,326,034)
Inventories	1,765,122	1,956,782
Prepaid expenses and other current assets	(91,494)	321,348
Accounts payable and accrued expenses	(60,343)	(1,424,309)
Net cash provided by operating activities	5,291,493	3,599,940
Cash flows from investing activities:
Purchases of property and equipment	(19,040)	(28,977)
Decrease in notes receivable	—	57,893
Net cash (used in) provided by investing activities	(19,040)	28,916

Cash flows from financing activities:
Net increase in accounts receivable financing obligation	401,087	922,060
Principal payments on notes payable to bank	(10,178)	(9,482)
Distributions	(3,962,389)	(4,451,889)
Net cash used in financing activities	(3,571,480)	(3,539,311)
Net increase in cash	1,700,973	89,545
Cash, beginning of period	375,296	372,236
Cash, end of period	$2,076,269	$461,781

Supplemental disclosure of cash flow information:
Cash paid for interest	$211,855	$251,967
Cash paid for taxes	$—	$85,000

See accompanying notes to financial statements.

C&C PARTNERS, LTD.

Notes to Condensed Financial Statements

June 30, 2011

(unaudited)

(1)                     Description of Business

C&C Partners, Ltd. (the Company) is a Subchapter S Corporation under the laws of the State of California that designs, produces, markets, and distributes men’s, women’s, and children’s footwear and accessories bearing the “Sanuk” tradename. The Company sells its products to customers throughout the United States and its territories, and to foreign distributors located in Canada and various European countries. The Company obtained certain rights to the “Sanuk” tradename pursuant to the terms of a licensing agreement, which expires on December 31, 2019.The unaudited interim financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments necessary for a fair presentation for the period presented.  The Company’s business is seasonal, with the highest percentage of net sales occurring in the first half of the year.  The results of operations for interim periods are not necessarily indicative of results that may be achieved in full fiscal years.

The accompanying condensed financial statements and related footnotes are condensed and do not contain certain information that is included in the Company’s annual financial statements and footnotes thereto.  For further information, refer to the financial statements and related footnotes for the year ended December 31, 2010.

On May 19, 2011, the stockholders of the Company and the owners of the “Sanuk” brand licensor entered into an Asset Purchase Agreement with Deckers Outdoor Corporation (Deckers).  This agreement called for Deckers to purchase substantially all of the assets and assume substantially all of the liabilities of the Company and the “Sanuk” brand licensor (collectively, the “Sanuk” companies).  On July 1, 2011, the “Sanuk” companies and Deckers entered into Amendment No. 1 to Asset Purchase Agreement and completed the sales transaction.  The purchase price paid by Deckers upon the close of the transaction included an initial cash payment to the “Sanuk” companies of approximately $119,800,000, subject to certain post-closing adjustments.  Deckers expects to make estimated net payments totaling approximately $2,900,000 related to working capital adjustments.  The purchase price also includes additional participation payments (contingent consideration) based upon performance of the “Sanuk” brand over the next five years as follows:

•                  2011 earnings before interest, taxes, depreciation and amortization multiplied by ten, less the closing payment, up to a maximum of $30,000,000;

•                  51.8% of the gross profit in 2012, defined as total sales less the cost of sales for the business of the “Sanuk” companies;

•                  36.0% of gross profit in 2013;

•                  8.0% of the product of gross profit in 2015 multiplied by five.

(2)                     Significant Risk and Uncertainties, Including Business Concentrations

The Company’s success is largely dependent upon its ability to gauge the fashion tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results, and financial condition.

The Company’s operations are subject to the customary risks of doing business abroad, including, but not limited to, currency fluctuations; customs, duties, and related fees; various import controls and other nontariff barriers; restrictions on the transfer of funds; strikes and labor unrest; and social, economic, climatic, or political instability.

The Company’s production is concentrated at a limited number of independent contractor factories in China. During the six months ended June 30, 2011 and 2010, the Company primarily worked with two independent agents who coordinated production at and payments to the various factories. Inventory purchases made from the primary agent comprised approximately 87% of total purchases for the six months ended June 30, 2011. At June 30, 2011, amounts due to the primary agent totaled approximately $1,934,000 and are included in accounts payable. Inventory purchases for the two agents comprised approximately 64% and 21% of total purchases, respectively, for the six months ended June 30, 2010.  The Company also uses a third-party logistics company to import goods procured from the primary agent. Amounts paid to this company for customs, duty, freight, and related fees totaled approximately 10% and 11% of total inventory purchases for the six months ended June 30, 2011 and 2010, respectively. Amounts due to this company at June 30, 2011 totaled approximately $164,000 and are included in accounts payable.

(3)                     Factoring Agreement

The Company has a factoring agreement with CIT Commercial Services (CIT) to sell to CIT all of the Company’s eligible accounts receivable at the gross amount of such receivables, less any discounts and allowances. The factoring agreement may be terminated by either party by giving written notice of no less than 60 days. CIT is responsible for the servicing and administration of the accounts receivables purchased. Receivables assigned to CIT are generally nonrecourse; however, at the Company’s request, CIT does purchase certain receivables with recourse, which may be subject to additional fees. All purchased receivables are subject to full recourse to the Company in the event of nonpayment by the customer due to any reason other than credit risk. Open receivables purchased by CIT with recourse totaled approximately $1,883,000 at June 30, 2011 and are included in accounts receivable. Open receivables purchased by CIT without recourse totaled approximately $11,589,000 at June 30, 2011 and are included in accounts receivable.

CIT may, at the Company’s request, make advances to the Company against purchased accounts receivable, subject to any reserves deemed necessary by CIT as security for payment and performance of any and all of the Company’s obligations. For the six months ended June 30, 2011 and 2010, up to 90% of the value of purchased accounts receivable was available for advances. The Company may also borrow up to $2,500,000 against eligible inventory. The Company granted CIT a lien on and security interest in substantially all of its assets.

The interest rate charged by CIT on advances or borrowings is equal to the Chase Prime Rate, as defined in the factoring agreement, which was 3.25% at June 30, 2011 and 2010.  Prior to May 1, 2010, the interest rate charged by CIT on advances and borrowings was the Chase Prime Rate (as defined) plus 1.00%.  The Company also pays to CIT a factoring fee equal to 0.50% of purchased accounts receivable. Prior to May 1, 2010, the factoring fee charged by CIT was equal to 0.75% of purchased accounts receivable.

The Company accounts for the sale of accounts receivable under the CIT factoring agreement as a secured borrowing with a pledge of the subject receivables as collateral, in accordance with Accounting Standards Codification 860, Transfers and Servicing.

(4)                     Transactions with Related Parties

Unsecured notes payable to stockholders are due 13 months from demand, with interest ranging from 10.85% to 10.98%. Principal balances totaling $3,017,943 are subordinated to the interest of the factor. As of June 30, 2011, no demand for payment had been made by the stockholders. Included in interest expense is approximately $168,000 related to notes payable to stockholders for each of the six months ended June 30, 2011 and 2010, respectively.

The Company provides distribution and various administrative services to, and shares office and warehouse space with, a company related through common ownership. Revenue generated from these services is recognized in the period services are provided. The Company also bills this related party for its portion of shared expenses, such as rent, property taxes, and insurance, and expenses paid by the Company on behalf of the related party. Services fees are included in operating expenses and totaled approximately $194,000 and $157,000 for the six months ended June 30, 2011 and 2010, respectively. Amounts due from this related party totaled approximately $108,000 as of June 30, 2011 and are included in prepaid expenses and other current assets.

Certain order entry and reporting software utilized by the Company is owned by a company related through common ownership. Maintenance fees to this related party totaled approximately $5,000 for the six months ended June 30, 2011. Included in property and equipment at June 30, 2011 was approximately $9,000 related to an ongoing project being developed for the Company by this related party.

Amount due to affiliated company relates to amounts paid to suppliers on behalf of the Company by a company under common ownership. There were no payments made to suppliers on behalf of the Company during the six months ended June 30, 2011 and 2010. Amounts due to the affiliated company totaled approximately $1,090,000 at June 30, 2011.

(5)                     Commitments and Contingencies

(a)                      Licensing Agreement

The Company pays royalties on “Sanuk” brand sales at percentages ranging from 2% to 5%. In addition, the Company is required to spend a minimum amount on advertising for, and marketing and promoting of, the “Sanuk” brand, based on a percentage of net sales. Any amounts spent on advertising, marketing, and promotion in excess of the required amount are shared equally by the Company and the “Sanuk” brand licensor. For the six months ended June 30, 2011 and 2010, royalty expenses related to the “Sanuk” brand license totaled approximately $1,916,000 and $1,236,000, respectively, and are included in operating expenses. Net payments received or accrued from the licensor for its share of advertising, marketing, and promotion costs totaled approximately $322,000 and $250,000 for the six months ended June 30, 2011 and 2010, respectively, and are included in operating expenses. The Company has entered into an employment agreement with an owner of the licensor to provide design and brand management services. The licensing agreement expires on December 31, 2019.

(b)                      Litigation

On April 20, 2011, the Company filed a complaint against a former Canadian distributor for breach of contract and declaratory relief.  On June 17, 2011, the former Canadian distributor filed their answer and counterclaimed for breach of contract relating to the Company’s termination of its relationship.  In the opinion of management, the resolution of this matter will not have a material adverse effect on the Company’s financial position or results of operations; however, the range of possible loss is $0 to $540,000.

(6)                     Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through September 16, 2011, the date at which the unaudited financial statements were available to be issued, and determined there are no other subsequent events to disclose.